UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 6, 2014, we issued a press release entitled “DCT INDUSTRIAL TRUST INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2013 RESULTS” which sets forth disclosure regarding our results of operations for the fourth quarter ended December 31, 2013. A copy of this press release as well as a copy of the supplemental information referred to in the press release are made available on our website and are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This Item 2.02 and the attached exhibits 99.1 and 99.2 are provided under Item 2.02 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.

DCT Industrial Trust Inc. will hold its fourth quarter 2013 earnings conference call on Friday, February 7, 2014 at 11:00 a.m. Eastern time. You may join the conference call through a live Internet webcast via DCT Industrial’s website at http://www.dctindustrial.com by clicking on the webcast link in the Investors section of the website. Alternatively, you may join the conference call by telephone by dialing (888) 317-6016 or (412) 317-6016. If you are unable to join the live conference call, you may access the webcast replay on DCT Industrial’s website until February 7, 2015. A telephone replay will be available through Friday, February 21, 2014 following the call by dialing (877) 344-7529 or (412) 317-0088 and using the passcode 10038361. Please note that the full text of the press release and supplemental schedules are available through DCT Industrial’s website at http://www.dctindustrial.com. The information contained on DCT Industrial’s website is not incorporated by reference herein.

Set forth below are several non-GAAP financial measures that are included in the attached press release together with the most directly comparable GAAP financial measure.

For the three months ended December 31, 2013, Net Income Attributable to Common Stockholders was $13.9 million, or $0.04 per diluted common share. In our press release referred to above, we disclose Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as adjusted for acquisition costs, to be $38.0 million, or $0.11 per diluted common share and unit for the three months ended December 31, 2013. For the three months ended December 31, 2012, Net Loss Attributable to Common Stockholders was $0.8 million, or $0.00 per diluted common share. For the three months ended December 31, 2012, FFO, as adjusted for acquisition costs, was $33.0 million, or $0.11 per diluted common share and unit.

For the year ended December 31, 2013, Net Income Attributable to Common Stockholders was $15.9 million, or $0.05 per diluted common share. In our press release referred to above, we disclose FFO, as adjusted for acquisition costs, to be $144.2 million, or $0.45 per diluted common share and unit for the year ended December 31, 2013. For the year ended December 31, 2012, Net Loss Attributable to Common Stockholders was $15.1 million, or $0.06 per diluted common share. For the year ended December 31, 2012, FFO, as adjusted for acquisition costs was $118.1 million, or $0.42 per diluted common share and unit.

For the three months ended December 31, 2013, Loss From Continuing Operations was $2.3 million. In our press release referred to above, we disclose our net operating income, or NOI, to be $55.7 million for the same period in 2013. For the three months ended December 31, 2012, Loss From Continuing Operations was $4.0 million. In our press release referred to above, we disclose our NOI to be $46.5 million for the same period in 2012. For the year ended December 31, 2013, Loss From Continuing Operations was $9.3 million. In our press release referred to above, we disclose NOI to be $206.2 million for the same period in 2013. For the year ended December 31, 2012, Loss From Continuing Operations was $28.5 million. In our press release referred to above, we disclose our NOI to be $170.4 million for the same period in 2012.

For the three months ended December 31, 2013, our Loss From Continuing Operations decreased $1.7 million from loss of $4.0 million for the three months ended December 31, 2012 to a loss of $2.3 million for the same period in 2013. In our press release referred to above, we disclose that our same store net operating income, excluding lease termination fees, for the three months ended December 31, 2013 decreased 0.9% compared to the same period in 2012 and increased 1.6% on a cash-adjusted basis. For the year ended December 31, 2013, our Loss From Continuing Operations decreased $19.2 million from loss of $28.5 million for the year ended December 31, 2012 to a loss of $9.3 million for the same period in 2013. In our press release referred to above, we disclose that our same store net operating income, excluding lease termination fees, for the year ended December 31, 2013 increased 1.9% compared to the same period in 2012 and increased 4.9% on a cash-adjusted basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated February 6, 2014 and entitled “DCT INDUSTRIAL TRUST INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2013 RESULTS”

99.2	Supplemental information entitled “DCT INDUSTRIAL FOURTH QUARTER 2013 SUPPLEMENTAL REPORTING PACKAGE”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

February 6, 2014	By:	/s/ John G. Spiegleman
Name: John G. Spiegleman
Title: Executive Vice President and General Counsel

4